Exhibit 99.1
Open Lending Reports Second Quarter 2024 Financial Results

AUSTIN, Texas, August 8, 2024 – Open Lending Corporation (Nasdaq: LPRO) (the “Company” or “Open Lending”), an industry trailblazer in lending enablement and risk analytics solutions for financial institutions, today reported financial results for its second quarter of 2024.
“For the second quarter of 2024 we were near or above the high end of our guidance range across certified loans, revenue, and Adjusted EBITDA, excluding a negative change in estimate associated with our profit share,” said Chuck Jehl, Chief Financial Officer and Interim Chief Executive Officer of Open Lending. "While the automotive lending environment continues to face challenges, I am encouraged by the early signs of improvement in market conditions and remain confident in the long-term opportunities ahead of us. ”
Three Months Ended June 30, 2024 Highlights
•The Company facilitated 28,963 certified loans during the second quarter of 2024, compared to 34,354 certified loans in the second quarter of 2023.
•Total revenue was $26.7 million during the second quarter of 2024, compared to $38.2 million in the second quarter of 2023. The second quarter of 2024 was negatively impacted by a $6.7 million reduction in estimated future profit share revenues related to business in historic vintages as compared to a $1.2 million reduction in the second quarter of 2023.
•Gross profit was $21.0 million during the second quarter of 2024, compared to $32.0 million in the second quarter of 2023.
•Net income was $2.9 million during the second quarter of 2024, compared to $11.4 million in the second quarter of 2023.
•Adjusted EBITDA was $9.9 million during the second quarter of 2024, compared to $20.7 million in the second quarter of 2023.
Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Non-GAAP Financial Measures.”
Third Quarter 2024 Outlook
Based on trends into the third quarter of 2024, the Company is issuing its third quarter 2024 guidance ranges as follows:

Total Certified Loans	25,000 - 28,000
Total Revenue	$28 - $31 million
Adjusted EBITDA	$11 - $14 million
The guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. See “Forward-Looking Statements” below.
Conference Call
Open Lending will host a conference call to discuss the second quarter 2024 financial results today at 5:00 pm ET. The conference call will be webcast live from the Company's investor relations website at https://investors.openlending.com/ under the “Events” section. The conference call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471; the conference ID is 13747056. An archive of the webcast will be available at the same location on the website shortly after the call has concluded.
About Open Lending
Open Lending (Nasdaq: LPRO) provides loan analytics, risk-based pricing, risk modeling and default insurance to auto lenders throughout the United States. For over 20 years, we have been empowering financial institutions to create profitable auto loan portfolios with less risk and more reward. For more information, please visit www.openlending.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements related to market trends, consumer behavior and demand for automotive loans, as well as future financial performance under the heading “Third Quarter 2024 Outlook” above. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the Company’s control. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, market, political and business conditions; applicable taxes, inflation, supply chain disruptions including global hostilities and responses thereto, interest rates and the regulatory environment; the outcome of judicial proceedings to which Open Lending may become a party; and other risks discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Non-GAAP Financial Measures
The non-GAAP financial measures included in this press release are financial information that has not been prepared in accordance with GAAP. The Company uses Adjusted EBITDA, Adjusted EBITDA margin and Adjusted operating cash flows internally in analyzing our financial results and believes these measures are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.
The Company believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, these measures provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain non-cash items and certain non-recurring variable charges. Adjusted EBITDA is defined as GAAP net income excluding interest expense, income taxes, depreciation and amortization expense of property and equipment, and share-based compensation expense. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total revenue. Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release.
Contact:
ICR for Open Lending
Investors
openlending@icrinc.com

OPEN LENDING CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$248,007	$240,206
Restricted cash	4,458	6,463
Accounts receivable, net	4,439	4,616
Current contract assets, net	22,601	28,704
Income tax receivable	8,060	7,035
Other current assets	5,650	2,852
Total current assets	293,215	289,876
Fixed assets, net	4,835	3,913
Operating lease right-of-use asset, net	3,663	3,990
Contract assets	11,130	610
Deferred tax asset, net	66,256	70,113
Other assets	3,703	5,535
Total assets	$382,802	$374,037
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$899	$375
Accrued expenses	8,214	8,131
Current portion of debt	7,500	4,688
Third-party claims administration liability	4,482	6,464
Other current liabilities	915	932
Total current liabilities	22,010	20,590
Long-term debt, net of deferred financing costs	135,787	139,357
Operating lease liabilities	3,105	3,450
Other liabilities	5,117	5,060
Total liabilities	$166,019	$168,457
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized and none issued and outstanding	$—	$—
Common stock, $0.01 par value; 550,000,000 shares authorized, 128,198,185 shares issued and 119,251,295 shares outstanding as of June 30, 2024 and 128,198,185 shares issued and 118,819,795 shares outstanding as of December 31, 2023	1,282	1,282
Additional paid-in capital	499,732	502,032
Accumulated deficit	(185,760)	(193,749)
Treasury stock at cost, 8,946,890 shares at June 30, 2024 and 9,378,390 at December 31, 2023	(98,471)	(103,985)
Total stockholders’ equity	$216,783	$205,580
Total liabilities and stockholders’ equity	$382,802	$374,037

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Program fees	$14,836	$17,893	$29,145	$35,194
Profit share	9,333	17,809	23,215	36,411
Claims administration and other service fees	2,558	2,452	5,112	4,910
Total revenue	26,727	38,154	57,472	76,515
Cost of services	5,713	6,117	11,463	11,548
Gross profit	21,014	32,037	46,009	64,967
Operating expenses
General and administrative	11,745	10,971	23,724	21,166
Selling and marketing	4,149	4,218	8,363	8,627
Research and development	1,130	1,128	2,609	2,358
Total operating expenses	17,024	16,317	34,696	32,151
Operating income	3,990	15,720	11,313	32,816
Interest expense	(2,736)	(2,655)	(5,506)	(5,042)
Interest income	3,086	2,452	6,057	4,516
Other expense, net	—	(6)	—	(6)
Income before income taxes	4,340	15,511	11,864	32,284
Income tax expense	1,438	4,140	3,875	8,375
Net income	$2,902	$11,371	$7,989	$23,909
Net income per common share
Basic	$0.02	$0.09	$0.07	$0.20
Diluted	$0.02	$0.09	$0.07	$0.20
Weighted average common shares outstanding
Basic	119,206,370	120,648,658	119,066,270	121,878,503
Diluted	119,331,472	121,540,094	119,387,598	122,456,565

OPEN LENDING CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$7,989	$23,909
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	4,222	4,163
Depreciation and amortization of fixed assets	787	496
Amortization of debt issuance costs	214	210
Non-cash operating lease cost	327	305
Deferred income taxes	3,857	1,782
Other	37	6
Changes in assets & liabilities:
Accounts receivable, net	177	(608)
Contract assets, net	(4,417)	15,775
Other current and non-current assets	(2,885)	(633)
Accounts payable	524	(259)
Accrued expenses	191	857
Income tax receivable, net	843	(2,133)
Operating lease liabilities	(307)	(272)
Third-party claims administration liability	(1,982)	1,263
Other current and non-current liabilities	22	718
Net cash provided by operating activities	9,599	45,579
Cash flows from investing activities
Purchase of property and equipment	(51)	(77)
Capitalized software development costs	(1,677)	(766)
Net cash used in investing activities	(1,728)	(843)
Cash flows from financing activities
Payments on term loans	(938)	(1,875)
Shares repurchased	—	(21,323)
Shares withheld for taxes related to restricted stock units	(1,137)	(275)
Net cash used in financing activities	(2,075)	(23,473)
Net change in cash and cash equivalents and restricted cash	5,796	21,263
Cash and cash equivalents and restricted cash at the beginning of the period	246,669	208,519
Cash and cash equivalents and restricted cash at the end of the period	$252,465	$229,782
Supplemental disclosure of cash flow information:
Interest paid	$6,260	$4,974
Income tax paid (refunded), net	$(825)	$8,726
Non-cash investing and financing:
Share-based compensation for capitalized software development	$129	$42
Capitalized software development costs accrued but not paid	$127	$59
Accrued excise tax associated with share repurchases	$—	$190

OPEN LENDING CORPORATION
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$2,902	$11,371	$7,989	$23,909
Non-GAAP adjustments:
Interest expense	2,736	2,655	5,506	5,042
Income tax expense	1,438	4,140	3,875	8,375
Depreciation and amortization of fixed assets	415	252	787	496
Share-based compensation	2,368	2,319	4,222	4,163
Total adjustments	6,957	9,366	14,390	18,076
Adjusted EBITDA	$9,859	$20,737	$22,379	$41,985
Total revenue	$26,727	$38,154	$57,472	$76,515
Adjusted EBITDA margin	37%	54%	39%	55%

Adjusted operating cash flows(1)
Adjusted EBITDA	$9,859	$20,737	$22,379	$41,985
CAPEX	(1,086)	(508)	(1,728)	(843)
Decrease (increase) in contract assets, net	(1,803)	6,287	(4,417)	15,775
Adjusted operating cash flows	$6,970	$26,516	$16,234	$56,917
(1) Adjusted operating cash flows is defined as Adjusted EBITDA, minus CAPEX, +/- change in contract assets.